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Exhibit 10(f)


                  AMENDMENT OF MANAGEMENT RETENTION AGREEMENT


COMPUTERVISION CORPORATION (the "Company"), and ANTHONY N. FIORE, JR. (the "Executive") agree to enter into this AMENDMENT OF MANAGEMENT RETENTION AGREEMENT dated as of the 3rd day of November, 1997 as follows:


1.   AMENDMENT OF MANAGEMENT RETENTION AGREEMENT.

The parties originally entered into a Management Retention Agreement dated as of September 4, 1997 (the "Retention Agreement"). The parties have agreed to certain modifications of the Retention Agreement as set forth herein (the "Amendment").

2.   LIMITATION ON COMPENSATION.

Notwithstanding Section 4 of the Retention Agreement, if any portion of the compensation under the Retention Agreement, or under any other agreement with or plan of the Company (in the aggregate "Total Payments") would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code (the "Code") then the payments to be made to Executive under the Retention Agreement shall be reduced such that the value of the aggregate Total Payments that Executive is entitled to receive shall be one dollar ($1) less than the maximum amount which Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code, or which the Company or Kezar may pay without loss of deduction under Section 280G of the Code. The calculation of such potential excise tax liability, as well as the method in which the compensation reduction is applied, shall be conducted and determined by Kezar's independent accountants whose determinations shall be binding on all parties.

3.   CALCULATION OF COMPENSATION ON TERMINATION

Section 4(c)(ii)(B) of the Retention Agreement is hereby amended to provide that the annual incentive bonuses paid or payable to Executive for fiscal years 1995 and 1996 shall be used in calculating the severance amount payable under the Retention Agreement.

4.   ENTIRE AGREEMENT.

Section 7(f) of the Retention Agreement is hereby amended to read as follows:

     This Agreement and the Exhibits attached hereto set forth the entire agreement of the parties hereto in respect of the rights and obligations of the parties after the occurrence of a Change of Control and the payment of compensation upon termination of employment following a Change in Control. This Agreement supersedes all prior agreements, promises, covenants and arrangements, whether oral or written, by any officer, employee or representative of any party hereto in respect of a Change of Control and termination of employment following a Change in Control.
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5.   NO OTHER MODIFICATIONS.

Except as specifically modified or superseded by this Amendment, the terms and conditions of the Retention Agreement shall remain in full force and effect.

6.   COUNTERPARTS.

This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

COMPUTERVISION CORPORATION

By:________________________________

Title:_____________________________



EXECUTIVE

___________________________________

Address:___________________________

___________________________________

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